Exhibit 4.4

This Security is a Depositary Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary) may be registered except in such limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Cede & Co.] or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to [Cede & Co.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, [Cede & Co.], has an interest herein.

REGISTERED	REGISTERED
PRINCIPAL AMOUNT:
NO. FLR	U.S. $

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

MEDIUM-TERM NOTE, SERIES D

(FLOATING RATE)

CUSIP NO.

ORIGINAL ISSUE DATE:	INITIAL INTEREST RATE:

STATED MATURITY DATE:

CALCULATION AGENT:	INDEX MATURITY:	SPREAD: +/-
1 MONTH
	3 MONTHS	SPREAD MULTIPLIER:
6 MONTHS
1 YEAR
OTHER

INTEREST	COMMERCIAL			TREASURY
RATE BASIS:	PAPER RATE	PRIME RATE	SOFR	RATE

FED FUNDS
	RATE	CD RATE		OTHER

MAXIMUM INTEREST RATE: %	INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE: %	INTEREST RATE RESET PERIOD:

REGULAR RECORD DATE(S):	INTEREST RESET DATE(S):

INTEREST PAYMENT DATE(S):	INTEREST DETERMINATION DATE(S):

CALCULATION DATE:

REDEMPTION DATE(S):	REDEMPTION PERIOD(S) AND PRICE(S):

REPAYMENT DATE(S):	REPAYMENT PRICE(S):

INITIAL MATURITY DATE:	RENEWAL TERMS: (IF ANY)

FINAL MATURITY DATE:	EXTENSION TERMS: (IF ANY)

OTHER PROVISIONS:	OPTIONAL RESET DATE(S): (IF ANY)

AMORTIZING NOTE:
☐ YES ☐ NO

DEFAULT RATE:	(ONLY APPLICABLE IF SECURITY IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

OID DEFAULT/REDEMPTION AMOUNT:	(ONLY APPLICABLE IF SECURITY IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

AMORTIZATION SCHEDULE:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Cede & Co. as nominee for The Depository Trust Company], or registered assigns, the principal sum of                                                               U.S. DOLLARS, on the Stated Maturity Date set forth above, and to pay interest thereon at the rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading “Determination of Commercial Paper Rate,” “Determination of Prime Rate,” “Secured Overnight Financing Rate and the SOFR Index,” “Determination of Treasury Rate,” “Determination of Fed Funds Rate,” “Determination of CD Rate” or “Determination of Other Interest Rate Basis,” depending upon whether the interest rate basis specified above is Commercial Paper Rate, Prime Rate, SOFR, Treasury Rate, Fed Funds Rate, CD Rate or Other, which Rate may be adjusted by adding or subtracting the Spread or by multiplying the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. The “Spread,” if any, is the number of basis points designated above, and the “Spread Multiplier,” if any, is the percentage designated above. The Company will pay interest monthly, quarterly, semiannually or annually as specified above under Interest Payment Period commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date, and thereafter on the Interest Payment Dates as specified above, and on the Stated Maturity Date or, if applicable, upon redemption or repayment (such Stated Maturity Date, redemption date or repayment date, a “Maturity”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest set forth above (whether or not a Business Day), next preceding such Interest Payment Date; provided, however, that if the Original Issue Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on such next succeeding Regular Record Date; and provided further that interest payable at Maturity (whether or not such Maturity is an Interest Payment Date) shall be payable to the Person to whom principal shall be payable, except that interest installments whose Stated Maturity Date is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made [at the office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, New York City in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest shall be made by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date for such payment of interest. If no such instructions have been received in writing by the Paying Agent, payment of interest shall be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register][by wire transfer to the account designated by the Depositary]. The Company has initially designated U.S. Bank Trust Company, National Association as its Paying Agent for the Securities in the Borough of Manhattan, New York City.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	By
Ling Wang
Senior Vice President & Chief Financial Officer

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

U.S. Bank Trust Company, National Association, as Trustee

Attest:
Assistant Secretary-Treasurer
By
Authorized Signatory

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

MEDIUM-TERM NOTE, SERIES D

(FLOATING RATE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is limited in aggregate principal amount as described in the Indenture.

Each Security of this series shall be dated the date of its authentication by the Trustee. Each Security of this series shall also bear an Original Issue Date, as specified on the face hereof, and such Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of such original Security (or such subsequently issued Securities) regardless of their dates of authentication.

Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice sent not less than 10 days nor more than 60 days prior to the Redemption Date specified in such notice, or electronically pursuant to the applicable procedures of the Depositary, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity Date is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an authorized denomination. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of delivery of the notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part.

Unless one or more Repayment Dates are specified above, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity Date specified above. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to the Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity Date is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive at least 30 days but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment” on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such Security and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except a Holder who has tendered this Security for repayment pursuant to a Reset Notice or an Extension Notice. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment must be an authorized denomination. The Company will not be required to register the transfer or exchange of any Security following the receipt of a notice to repay a Security as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Trustee, whose determination will be final, binding and non-appealable.

In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

If this Security is an Amortizing Note as shown on the face hereof, a portion or all of the principal amount of this Security is payable prior to the Stated Maturity Date in accordance with a schedule or by application of a formula as set forth on the face hereof.

If so specified above, the Stated Maturity Date of this Security may be extended at the option of the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an “Extension Period”) up to but not beyond the date (the “Final Maturity Date”) set forth above:

(a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but no more than 60 days prior to the Stated Maturity Date in effect prior to such exercise (the “Original Stated Maturity”). If the Company exercises such option, the Paying Agent will deliver by first-class mail, postage prepaid or electronically pursuant to the applicable procedures of the Depositary, to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity Date (which shall then be considered the Stated Maturity Date for all purposes of this Security), (iii) the Spread and/or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Paying Agent’s transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

(b) Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a Spread and/or Spread Multiplier that is higher than the Spread and/or Spread Multiplier provided for in the Extension Notice for the Extension Period by delivering or causing the Paying Agent to deliver notice, by first-class mail, postage prepaid or electronically pursuant to the applicable procedures of the Depositary, of such higher Spread and/or Spread Multiplier to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity Date is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

(c) If the Company elects to extend the Stated Maturity Date of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the principal amount hereof plus interest accrued to such date. In order for this Security to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the “Initial Maturity Date”) in accordance with the procedures described below:

(a) On the Interest Payment Date occurring in the sixth month (unless a different interval (the “Special Election Interval”) is specified above) prior to the Initial Maturity Date (as specified above) of a renewable note (the “Initial Renewal Date”) and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a “Renewal Date”), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the “New Maturity Date”).

(b) A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Renewal Date. Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity Date specified above.

(c) If the Holder of this Security does not elect to renew this Security, this Security must be presented to the Trustee (or any duly appointed Paying Agent) simultaneously with notice of such election (or, in the event notice of such election, together with a guarantee of delivery within five Business Days, is transmitted on behalf of the Holder hereof from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States, within five Business Days of the date of such notice). [As soon as practicable following receipt of this Security, the Trustee (or any duly appointed Paying Agent) will issue in exchange for this Security in the name of the Holder hereof (i) a Security, in a principal amount equal to the principal amount of this Security for which the election to renew the term hereof was exercised, with terms identical to those specified on this Security (except for the Original Issue Date and the Initial Interest Rate and except that such Security will have a fixed, nonrenewable Stated Maturity Date on the New Maturity Date) and (ii) if such election is made with respect to less than the full principal amount of this Security, a replacement Security in a principal amount equal to the principal amount of this Security for which the election was made, with terms identical to this Security.]1

If so specified above, the Spread and/or Spread Multiplier of this Security may be reset at the option of the Company on the date set forth on the face hereof (each an “Optional Reset Date”) in accordance with the procedures described below:

(a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date set forth on the face hereof. If the Company exercises such option, the Paying Agent will deliver by first-class mail, postage prepaid or electronically pursuant to the applicable procedures of the Depositary, to the Holder of this Security not later than 40 days prior to such Optional Reset Date a notice (the “Reset Notice”) setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier of this Security, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption of this Security during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of this Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

(b) Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date of this Security, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a Spread and/or Spread Multiplier that is higher for the Subsequent Interest Period commencing on such Optional Reset Date by delivering or causing the Paying Agent to deliver notice of such higher Spread and/or Spread Multiplier by first-class mail, postage prepaid or electronically pursuant to the applicable procedures of the Depositary, to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher Spread and/or Spread Multiplier.

1 Applicable for Certificated Notes.

(c) If the Company elects to reset the Spread and/or Spread Multiplier of this Security, the Holder of this Security will have the option to elect repayment of this Security by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus interest accrued to such Optional Reset Date. In order for this Security to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder hereof has tendered this Security for repayment pursuant to a Reset Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Commencing with the first Interest Payment Date specified on the face hereof following the Original Issue Date, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an “Interest Reset Date”) as shown on the face hereof under Interest Rate Reset Period; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Payment Date will be the Initial Interest Rate selected on the face hereof and (ii) unless otherwise specified above, the interest rate in effect hereon for the 10 days immediately prior to the Maturity hereof shall be that in effect on the 10th day preceding such Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions under the heading “Secured Overnight Financing Rate and the SOFR Index” below, and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the sum determined in accordance with the provisions under the applicable heading below.

The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan to an individual is 16% for a loan less than $250,000, and 25% for a loan of $250,000 or more but less than $2,500,000, in each case calculated per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to individuals in an amount equal to $2,500,000 or more. Under present New York law, the maximum rate of interest which may be charged to a corporation for any loan up to $2,500,000 is 25% per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to corporations in an amount equal to $2,500,000 or more.

DETERMINATION OF COMMERCIAL PAPER RATE. Unless otherwise specified above, “Commercial Paper Rate” means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper bearing the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15, Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System selected by the Calculation Agent (“H.15”) under the heading “Commercial Paper — Nonfinancial.” In the event that such rate is not published by 3:00 p.m., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper during the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in H.15 Daily Update (“H.15 Daily Update”) or another recognized electronic source used for the purpose of displaying that rate under the heading “Commercial Paper — Nonfinancial.” If by 3:00 p.m., New York City time, on such Interest Calculation Date such rate is not yet published in H.15, H.15 Daily Update or another recognized electronic source, the rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent after consultation with the Company, for commercial paper of the Index Maturity specified on the face hereof placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the Initial Interest Rate.

“Money Market Yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

where “D” refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

DETERMINATION OF PRIME RATE. Unless otherwise specified above, “Prime Rate” means, with respect to each Interest Determination Date specified on the face hereof, the rate set forth for the relevant Interest Determination Date in H.15 under the heading “Bank Prime Loan”; provided that (i) if such rate is not published by 3:00 p.m., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be the rate published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate under the caption “Bank Prime Loan,” or (ii) if such rate is not published in H.15, H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as “LSEG Page US PRIME 1” on LSEG (or such other page as may replace the LSEG Page US PRIME 1 on that service for purpose of displaying prime rates or base lending rates of major U.S. banks) (“LSEG Page US PRIME 1”), as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that Interest Determination Date; (iii) if fewer than four such rates appear on the LSEG Page US Prime 1 on such Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major reference banks in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent after consultation with the Company for which quotations are requested; or (iv) if the Prime Rate is not published in H.15, H.15 Daily Update or another recognized electronic source and the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the Initial Interest Rate.

SECURED OVERNIGHT FINANCING RATE AND THE SOFR INDEX. Unless otherwise specified above, if the interest rate basis on this Security is determined by reference to SOFR, the interest rate for each Interest Period will be equal to Compounded SOFR plus the Spread specified on the face hereof, calculated as described below. Unless specified otherwise, the amount of interest accrued and payable on such Security for each Interest Period will be equal to the product of (i) the outstanding principal amount of such Security multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. In no event will the interest on this Security be less than zero.

The term “Interest Period” with respect to a Security with a rate of interest determined as described under this heading means the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the date of issue) to, but excluding, the next succeeding Interest Payment Date and, in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Stated Maturity Date to, but excluding, the Stated Maturity Date.

Compounded SOFR

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is for periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value that is two United States Government Securities Business Days before the Original Issue Date;

“SOFR IndexEnd” is the SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the Stated Maturity Date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the final Interest Period, before the Stated Maturity Date).

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity Date).

“SOFR Index” means, with respect to any United States Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Notwithstanding the above, if the Company or its Designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this Security.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on this Security will be an annual rate equal to the sum of the Benchmark Replacement and the Spread.

SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of a Benchmark Transition Event

Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection “Effect of a Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (i) will be conclusive and binding absent manifest error, (ii) if made by the Company, will be made in its sole discretion or if made by the Company’s Designee, will be made after consultation with the Company and such Designee will not make any such determination, decision or election to which the Company objects, and, (iii) notwithstanding anything to the contrary in the transaction documents relating to this Security, shall become effective without consent from the Holders or any other party.

For purposes of this subsection “—Effect of a Benchmark Transition Event,” the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the Spread specified herein and such Spread shall be applied to the Benchmark Replacement to determine the interest payable on this Security.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of this Security, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Calculation of the Interest Rate

All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holders of the Securities.

None of the Trustee, Paying Agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, Paying Agent, registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the terms of the Securities and reasonably required for the performance of such duties.

DETERMINATION OF TREASURY RATE. Unless otherwise specified above, “Treasury Rate” means with respect to each Interest Determination Date specified on the face hereof the rate for the most recent auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified on the face hereof under the caption “INVESTMENT RATE” on the display designated as “USAUCTION10” on LSEG (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, the Bond Equivalent Yield (calculated as described below) of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury by 3:00 p.m., New York City time, on the Interest Calculation Date. In the event that the results of the auction of Treasury bills bearing the Index Maturity specified on the face hereof are not published or announced as provided above by 3:00 p.m., New York City time, on such Interest Calculation Date or if no such auction is held in a particular week then the Treasury Rate shall be the Bond Equivalent Yield of the rate on that Interest Determination Date of Treasury bills having the Index Maturity specified on the face hereof as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related Interest Calculation Date, the rate on that Interest Determination Date of those Treasury bills as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If the Treasury rate is not published in H.15, H.15 Daily Update or another recognized electronic source, then the Treasury rate shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary U.S. government securities dealers, which may include one or more of the agents or their affiliates, selected by the Calculation Agent after consultation with the Company, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the Initial Interest Rate.

“Bond Equivalent Yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond Equivalent Yield =

where “D” refers to the per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

DETERMINATION OF FED FUNDS RATE. Unless otherwise specified above, “Fed Funds Rate” means with respect to each Interest Determination Date specified on the face hereof the rate on such date for U.S. dollar Federal Funds as published in H.15 under the heading “Federal Funds (Effective)” as that rate is displayed on LSEG on page “FEDFUNDS1” (or any other page that may replace such page on such service) under the heading “EFFECT.” If not so published by 3:00 p.m., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, the Fed Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate under the caption “Federal Funds (Effective).” If such rate is not published in H.15, H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Interest Calculation Date, then the Fed Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of U.S. dollar Federal Funds transactions in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on the Business Day following such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Fed Funds Rate with respect to such Interest Determination Date will be the Fed Funds Rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the Initial Interest Rate.

DETERMINATION OF CD RATE. Unless otherwise specified above, “CD Rate” will be calculated, with respect to each Interest Determination Date specified on the face hereof, by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent after consultation with the Company, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof and in an amount that is representative for a single transaction in the relevant market at the time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the Initial Interest Rate.

DETERMINATION OF OTHER INTEREST RATE BASES. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Interest Calculation Date.

The “Interest Calculation Date,” if applicable, pertaining to any Interest Determination Date other than a Security with a rate of interest determined in accordance with the provisions of the heading “Secured Overnight Financing Rate and the SOFR Index,” shall be the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or if sooner the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be. All percentages resulting from any calculation on this Security will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation on this Security will be rounded to the nearest cent (with one-half cent being rounded upward).

The Calculation Agent will upon the request of the Holder of this Security provide to such Holder the interest rate hereon then in effect and if different the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date (outlined below) specified on the face hereof.

If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions of the heading “Secured Overnight Financing Rate and the SOFR Index” above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest on such payment will accrue.

The date as of which the interest rate will be determined (the “Interest Determination Date”) for each Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions under the heading “Determination of Commercial Paper Rate,” “Determination of Prime Rate,” “Determination of Fed Funds Rate,” or “Determination of CD Rate” above will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions of the heading “Secured Overnight Financing Rate and the SOFR Index” above will be the second United States Government Securities Business Day preceding each Interest Payment Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest of the Security shall be determined in accordance with the provisions of the heading “Determination of Treasury Rate” above (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date for Treasury Bills should fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

Interest payments for this Security will include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date, if no interest has been paid with respect to this Security) to, but excluding the Interest Payment Date (or the Maturity); provided, however, that interest payments for this Security at Maturity will include interest accrued to but excluding the Maturity. Except as provided under the heading “Secured Overnight Financing Rate and the SOFR Index,” accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, in the case of the Commercial Paper Rate, Prime Rate, Fed Funds Rate or CD Rate, or by the actual number of days in the year, in the case of the Treasury Rate.

The Company at its option, subject to the terms and conditions provided in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture after the Company deposits with the Trustee (or, in certain circumstances, 91 days after the Company deposits with the Trustee), pursuant to an escrow trust agreement, money or U.S. Government Obligations, or a combination of money and U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the Securities on the dates such payments are due in the currency, currencies or currency unit or units, in which such Securities are payable and in accordance with the terms of the Securities.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class), on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency as may be designated by the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of the tenor and terms, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN Act Custodian
TEN ENT	-	as tenants by the entireties	(cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security

or other identifying number

of assignee

/                                         /

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                               Attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature
(The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

The undersigned hereby irrevocably requests and instructs the Company to repay the attached Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the Repayment Date, to the undersigned at                                                              .

For the Security to be repaid at the option of the Holder, the Paying Agent must receive at its Corporate Trust Office, at least 30 days but not more than 60 days prior to the Repayment Date on which the Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) the Security together with this “Option to Elect Repayment” form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the paying agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Security with such form duly completed are received by the Paying Agent by such fifth Business Day.

If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:                     ; and specify the denomination or denominations (which shall be an authorized denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):                                         .

Dated:
NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.